Exhibit 99.1  Slides of Presentation by Travis Engen, President and Chief Executive Officer of Alcan Inc.

Alcan Investor Workshop

Toronto, September 29, 2005

Travis Engen
President and CEO

A380
A380

Forward Looking Statements

Statements made in the course of this presentation which describe the Company's intentions, expectations or predictions may be "forward-looking statements" within the meaning of securities laws. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty, and actual actions or results could differ materially. Reference should be made to the  most recent Form 10-Q and Form 10-K for a summary of major risk factors. In addition, certain non-GAAP measures are used which are reconciled to the comparable GAAP measures herein or on the Company’s website at www.alcan.com in the “Investors” section.

© 2005 ALCAN INC.	Slide 2

Alcan Renewed
  ■  Alcan is being transformed
■  Business model ■  Management system ■  Portfolio
■ Capital allocation is a key driver ■ Future options are exciting ■ Improving financial performance
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Alcan’s Business Model
  ■ Strategic operating company
■  Evolved from integrated producer ■  Responsive to market opportunities
■  Centre sets:
■  Targets/Incentives ■  Management system
■ Businesses responsible for execution
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Alcan Integrated Management System (AIMS)

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Strategy is Dynamic
■ Maximizing value is the driver ■ Major businesses are at scale ■ Multiple capital allocation opportunities exist ■ Options for growth are being created
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Broad Revenue Base

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Balanced Portfolio of Assets

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Significant Aluminum Exposure

* Comprises earnings before interest,  income taxes, minority interests, depreciation and amortization and excludes certain items, such as corporate costs, restructuring costs, impairment and other special charges, and pension actuarial gains, losses and other adjustments, that are not under the control of the business groups.

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Major Capital Allocation Actions

■  Bauxite & Alumina: Gove minority, Aljam sale, Gove expansion

■  Primary Metal: Alma, Alouette investment & expansion, QTX investment, Oman

■  Engineered Products: Baltek, GatorCor

■  Packaging: FlexPac

■  Pechiney

■  Novelis Spin-off

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Attractive Future Options
■  Bauxite & Alumina
■  Alumar ■  Utkal ■  Guinea
■  Primary Metal
■  Brownfields ■  QTX ■  Greenfields
■ Engineered Products: Aerospace, Composites ■ Packaging: Emerging markets
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Downstream Stability Underpins Upstream Leverage

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Strong, Profitable Growth

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5-Year Total Shareholder Return
AL-NY and AL-T vs. S&P Industrials Index

Note: S&P Industrials does not include dividends
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